SPECTRUM GROUP INTERNATIONAL, INC.
PROXY CARD
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet voting.
It is available 24 hours a day, 7 days a week.

VOTE BY INTERNET – WWW.VOTEPROXY.COM
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the special meeting date. Have your proxy card in hand when you access the website and follow the instructions.
OR
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Spectrum Group International, Inc., c/o [_______], at [________].
If you vote your proxy by Internet, you do NOT need to mail back your proxy card.
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

ä  IF SUBMITTING A PROXY BY MAIL, PLEASE SIGN AND DATE THE CARD BELOW ä
AND FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
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The Board of Directors recommends a vote “FOR” Proposal 1
Proposal 1 – Proposal to amend the Company’s Certificate of Incorporation to effect a 1-for-1,000 reverse stock split.

	FOR		AGAINST		ABSTAIN
The Board of Directors recommends a vote “FOR” Proposal 2
Proposal 2 – Proposal to amend the Company’s Certificate of Incorporation to effect the reduction in authorized shares of common stock and preferred stock.

	FOR		AGAINST		ABSTAIN
To act upon other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Stockholder Signature	Date
Title
Stockholder (Joint Owner) Signature	Date
Title

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE
ä  AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.  ä
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SPECTRUM GROUP INTERNATIONAL, INC.
PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT [10:00 A.M.] PACIFIC TIME, ON [______] [___], 2014
AT 1063 MCGAW AVENUE, SUITE 250, IRVINE, CALIFORNIA 92614
AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPECTRUM GROUP INTERNATIONAL, INC.
You hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint Gregory N. Roberts and Carol Meltzer, and each of them, as proxies, with full power of substitution, and authorize them to vote all shares of Spectrum Group International, Inc. common stock that you would be entitled to vote if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.
This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Director recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.
Continued and to be signed on reverse side